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Exhibit 10-6
                         FIRST AMENDMENT
                               TO
               MORTGAGE LOAN WAREHOUSING AGREEMENT

     THIS FIRST AMENDMENT TO MORTGAGE LOAN WAREHOUSING AGREEMENT (the "First Amendment") is made and dated as of the 30th day of August, 1999 by and among FIRST MORTGAGE CORPORATION, a California corporation (the "Company"), the Lenders, SANWA BANK CALIFORNIA, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                            RECITALS

     A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of July 22, 1999 among the Company, the Lenders and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

     B.  The  parties  hereto have agreed  to  amend  the  Credit
Agreement in certain respects, as set forth more particularly below.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            AGREEMENT

1. Amendments.

       (a) Maturity Date. To reflect the agreement of the parties hereto to extend the Maturity Date, effective as of the First Amendment Effective Date (as defined in Paragraph 3 below), the definition of the term "Maturity Date" set forth in the Glossary is hereby amended by deleting the date "September 1, 1999" set forth therein and inserting in place thereof the date "August 31, 2000."

       (b) Settlement Account. To reflect the agreement of the parties hereto to change the Settlement Account, effective as of the First Amendment Effective Date, the definition of the term "Settlement Account" set forth in the Glossary is hereby amended to read in its entirety as follows:

          "'Settlement  Account'-shall mean  'no-access'  Account
No. 3751396510 maintained in the Company's name alone with the Administrative Agent."

The Collateral Agent shall prepare the transmittal letters and other forms required pursuant to the Security Agreement in accordance with this amendment.
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     2. Reaffirmation of Loan Documents. The Company hereby
affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this First Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Lenders under the Credit Agreement and the other Loan Documents or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

     3. First Amendment Effective Date. This First Amendment shall be effective as of the date (the "First Amendment Effective Date") that there shall have been delivered to the Administrative Agent, duly executed by the parties hereto, this First Amendment.

     4. No Other Amendment. Except as expressly amended herein, the Credit Agreement and other Loan Documents shall remain in full force and effect as currently written.

     5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     6. Representations and Warranties. The Company hereby represents and warrants to the Lenders, the Administrative Agent and the Collateral Agent as follows:

       (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this First Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this First Amendment. This First Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

       (b) At and as of the date of execution hereof and at and
as of the effective date of this First Amendment and both prior to and after giving effect to this First Amendment: (1) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default under the Credit Agreement.
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     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this
First Amendment to be executed as of the day and year first above written.

FIRST MORTGAGE CORPORATION

BY:
NAME
TITLE



BANK OF AMERICA, N.A., as the Administrative Agent and a Lender

By
Name
Title

SANWA BANK CALIFORNIA, as the Collateral Agent and a Lender

By
Name
Title